UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2018
____________________________________________________________________________
A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Section 5 - Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2018, the Board of Directors of A10 Networks, Inc. (the “Company”) determined to extend to March 15, 2018, the deadline under the Company’s bylaws for stockholders to nominate directors and propose other business for consideration at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”).

Accordingly, in order for a stockholder proposal made outside of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) or the nomination of a director candidate to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act in respect of the Annual Meeting, such proposal or nomination must be received by the Company at its principal executive office before 5:00 p.m., Pacific time, on March 15, 2018, and be in compliance with the Company’s bylaws. Proposals and nominations should be directed to the attention of the Corporate Secretary, A10 Networks, Inc., 3 West Plumeria Drive, San Jose, CA 95134.

Item 5.08.	Shareholder Director Nominations.

The information set forth under the caption “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference.

Section 8 - Other Information

Item 8.01.	Other Events.

The information set forth under the caption “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.
By: /s/ Tom Constantino
Tom Constantino
Executive Vice President and Chief Financial Officer

Date: February 26, 2018